EXHIBIT 99.1

JPMorgan Chase Bank       March 15, 2006
4 New York Plaza
6th Floor
New York, NY  10004

Attention:  James Bowden
Institutional Trust Services Structured Finance

Pursuant to Section 3.9 of the Indenture, dated as of June 16, 2005 (the “Indenture”), between GE COMMERCIAL EQUIPMENT FINANCING, LLC, Series 2005-1 (the “Issuer”) and JPMORGAN CHASE BANK, as Indenture Trustee, the undersigned hereby certify that:

(i)	a review of the activities of the Issuer during the previous fiscal year and of performance under the Indenture has been made under the supervision of the undersigned; and

(ii)	to the best knowledge of the undersigned, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year.

GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2005-1

By: CEF Equipment Holding, L.L.C.
its Managing Member

By:  /s/ Michael Cipolla
Name: Michael Cipolla
Title: Principal Servicing Officer

EXHIBIT 99.1

GE COMMERCIAL EQUIPMENT FINANCING, LLC, SERIES 2005-1          March 15, 2006
44 Old Ridgebury Road
Danbury, CT 06810

Attention:  Capital Markets Operations

Pursuant to Section 2.8 of the Servicing Agreement, dated as of June 16, 2005 (“Agreement”), between GE COMMERCIAL EQUIPMENT FINANCING, LLC, SERIES 2005-1 and General Electric Capital Corporation, as Servicer, the undersigned hereby certify that:

(i)	a review of the activities of the Servicer during the previous fiscal year and of performance under the Servicing Agreement has been made under the supervision of the undersigned; and

(ii)	to the best knowledge of the undersigned, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement throughout such period.

GENERAL ELECTRIC CAPITAL CORPORATION

By:  /s/ Michael Cipolla
Name: Michael Cipolla
Title: Principal Servicing Officer

cc: JP Morgan Chase Bank